UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Upstream Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

413 North Federal Highway Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2012, at a Special Meeting of Shareholders (the “Meeting”), the shareholders of Upstream Worldwide, Inc. approved a 1 for 52.4846 reverse stock split. The final vote results were as follows:

1.	Approval of a 1 for 52.4846 reverse stock split:

Votes For	Votes Against	Abstentions	Broker Non-Votes
275,028,186	7,898,900	100,000	—

The outstanding voting power entitled to vote consisted of 406,102,941 votes.

Item 8.01 Other Events.

As described in Item 5.07 above, Upstream’s shareholders approved the reverse stock split. Upstream filed a Certificate of Amendment with the Secretary of State of Delaware and the reverse stock split became effective on June 8, 2012. The reverse stock split while effective for Delaware law purposes will not have any impact on the stock traded on the Over the Counter Bulletin Board until the Financial Industry Regulatory Authority (FINRA) approves it.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Amendment – Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM WORLDWIDE, INC.

Date: June 11, 2012	By:	/s/ Daniel Brauser
Name: Daniel Brauser Title: President